As filed with the Securities and Exchange Commission on October 29, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
RENASANT CORPORATION
(Exact name of registrant as specified in its charter)

        Mississippi                        64-0676974
    (State or other                        (I.R.S. Employer
    jurisdiction of incorporation                    Identification No.)
        or organization)

209 Troy Street
Tupelo, Mississippi 38804-4827
(Address of principal executive offices)(Zip Code)
RENASANT CORPORATION
2020 LONG-TERM INCENTIVE COMPENSATION PLAN
(Full title of the plan)

C. MITCHELL WAYCASTER	Copy to:
Chief Executive Officer	MARK W. JEANFREAU
Renasant Corporation	General Counsel
209 Troy Street	Renasant Corporation
Tupelo, Mississippi 38804-4827	209 Troy Street
(662) 680-1001	Tupelo, Mississippi 38804-4827
(Name and address, including zip code, and telephone number, including area code, of agent for service)	(662) 680-1445
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering an additional 915,000 shares of common stock, par value $5.00 per share (the “Common Stock”), of Renasant Corporation (the “Company” or the “Registrant”), which may be issued pursuant to awards under the Renasant Corporation 2020 Long-Term Incentive Compensation Plan (the “Plan”), the addition of which was approved by the Company’s shareholders at the Company’s annual meeting of shareholders held on April 23, 2024. The Company previously filed with the Securities and Exchange Commission (the “Commission”) on May 18, 2020, a registration statement on Form S-8 (SEC File No. 333-238480) (the “Prior Registration Statement”) registering an aggregate of 1,800,000 shares of Common Stock under the Plan.
This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E of Form S-8 regarding registration of additional securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement to the extent not replaced hereby.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The prospectus containing information required by Part I of Form S-8 relating to this Registration Statement is omitted in accordance with the note to Part I of Form S-8. Each holder of an equity award under the Plan will be furnished with a copy of the prospectus or documents containing the information specified in Part I of Form S-8, as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. In accordance with the rules of the Commission, the prospectus for the Plan is not being filed with or included in this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
The following documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:
a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 23, 2024;
b) The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the Commission on May 8, 2024, and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024, filed with the Commission on August 7, 2024;
c) The Company’s Current Reports on Form 8-K filed with the Commission on April 23, 2024 (only with respect to information filed under item 5.02), April 25, 2024 (only with respect to information filed under items 3.03, 5.02, 5.07 and 9.01), July 2, 2024, July 29, 2024 (only with respect to information filed under items 1.01, 8.01, and 9.01), July 30, 2024 (only with respect to information filed under items 1.01 and 9.01) (other than those portions of the documents deemed to be furnished and not filed), and October 24, 2024; and

d) The description of the Common Stock contained in the Company’s Form 8-A/A Registration Statement filed with the Commission on August 28, 2024, which makes reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on August 7, 2024, including any subsequent amendments or reports filed for the purpose of updating such description.
To the extent that any information contained in any report on Form 8-K or any exhibit thereto was furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference herein.
All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents, provided that any document or information contained in such filings that is deemed “furnished” to, or is otherwise not deemed “filed” with, the Commission in accordance with Commission rules, including, but not limited to, the Company’s compensation committee report and performance graph and information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K including related exhibits, shall not be deemed incorporated by reference herein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.        Exhibits.

Exhibit No.    Description of Exhibit
4.1    Articles of Incorporation of Renasant Corporation, as amended (filed as exhibit 3.1 to the Form 10-Q of the Company filed with the Securities and Exchange Commission (the “Commission”) on May 10, 2016 and incorporated herein by reference)
4.2    Articles of Amendment to the Articles of Incorporation (filed as exhibit 3(i) to the Form 8-K the Company filed with the Commission on April 25, 2024 and incorporated herein by reference)
4.3    Amended and Restated Bylaws of Renasant Corporation (filed as exhibit 3(ii) to the Form 8-K of the Company filed with the Commission on October 24, 2024 and incorporated herein by reference)
5.1*    Opinion of Phelps Dunbar LLP
23.1*    Consent of Phelps Dunbar LLP (contained in its opinion filed as Exhibit 5.1 hereto)
23.2*    Consent of Horne LLP, Renasant Corporation’s independent registered accounting firm
23.3*    Consent of FORVIS, LLP, The First Bancshares, Inc.’s independent registered accounting firm
24.1    Power of Attorney (included on the signature page of this Registration Statement)

99.1    Renasant Corporation 2020 Long-Term Incentive Compensation Plan (filed as exhibit 10.1 to the Company’s Form 8-K filed with the Commission on May 8, 2020 and incorporated herein by reference)
99.2    Amendment No. 1 to the Renasant Corporation 2020 Long-Term Incentive Compensation Plan (filed as exhibit 10(ii) to the Company’s Form 10-Q filed with the Commission on May 8, 2024 and incorporated herein by reference)
107.1*    Filing Fee Table

* Filed herewith.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tupelo, State of Mississippi, on this 29th day of October 2024.

                            RENASANT CORPORATION

    By: /s/ C. Mitchell Waycaster
C. Mitchell Waycaster
Chief Executive Officer

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned directors and officers of Renasant Corporation, constitute and appoint C. Mitchell Waycaster, Kevin D. Chapman and James C. Mabry IV and each or any of them (with full power to each act alone), our true and lawful agents and attorneys-in-fact, for us and on our behalf and in our name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto, and all other documents in connection therewith and all instruments necessary, appropriate or advisable to enable Renasant Corporation to comply with the Securities Act of 1933, as amended, and other federal and state securities laws, in connection with the Renasant Corporation 2020 Long-Term Incentive Compensation Plan, as amended, and to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: October 29, 2024	by:	/s/ C. Mitchell Waycaster C. Mitchell Waycaster Director, Chief Executive Officer and Executive Vice Chairman (Principal Executive Officer)
Date: October 29, 2024	by:	/s/ James. C. Mabry IV James C. Mabry IV Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Date: October 29, 2024	by:	/s/ Kelly W. Hutcheson Kelly W. Hutcheson Chief Accounting Officer (Principal Accounting Officer)
Date: October 29, 2024	by:	/s/ E. Robinson McGraw E. Robinson McGraw Executive Chairman, Director
Date: October 29, 2024	by:	/s/ Gary D. Butler Gary D. Butler, Director

Date: October 29, 2024	by:	/s/ Donald Clark, Jr. Donald Clark, Jr., Director
Date: October 29, 2024	by:	/s/ John M. Creekmore John M. Creekmore, Director
Date: October 29, 2024	by:	/s/ Albert J. Dale, III Albert J. Dale, III, Director
Date: October 29, 2024	by:	/s/ Jill V. Deer Jill V. Deer, Director
Date: October 29, 2024	by:	/s/ Connie L. Engel Connie L. Engel, Director
Date: October 29, 2024	by:	/s/ Rose J. Flenorl Rose J. Flenorl, Director
Date: October 29, 2024	by:	/s/ John T. Foy John T. Foy, Director
Date: October 29, 2024	by:	/s/ Richard L. Heyer, Jr. Richard L. Heyer, Jr., Director
Date: October 29, 2024	by:	/s/ Neal A. Holland, Jr. Neal A. Holland, Jr., Director
Date: October 29, 2024	by:	/s/ Sean M. Suggs Sean M. Suggs, Director